TRANSFER, DIVIDEND DISBURSING AND
                     SHAREHOLDERS' SERVICING AGENT AGREEMENT


         This agreement (the "Agreement") is made as of this 1st day of November, 2005, by and between the Oregon corporations and the Massachusetts and Oregon business trusts acting on behalf of their series all as listed on Schedule A hereto (as the same may from time to time be amended to add or delete one or more series of such trusts) (each such trust and corporation being hereinafter referred to as a "Trust" and each series of a Trust, if any, being hereinafter referred to as a "Fund" with respect to that Trust, but for any Trust that does not have any separate series, then any reference to the "Fund" is a reference to that Trust), Columbia Management Services, Inc., a Massachusetts corporation ("CMS"), and Columbia Management Advisors, LLC ("CMA"), a Delaware limited liability company.

         WHEREAS, each Trust is a registered investment company and desires that CMS perform certain services for the Funds; and

         WHEREAS, CMS is willing to perform such services upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. Appointment. Each Trust hereby appoints CMS to act as Transfer Agent, Dividend Disbursing Agent and Shareholders' Servicing Agent for the Funds and as agent for the Funds' shareholders in connection with the shareholder plans described in the Prospectus (as defined below), and CMS accepts such appointments and will perform the respective duties and functions of such offices in the manner hereinafter set forth.

         Notwithstanding such appointments, however, the parties hereto agree that CMA may, upon thirty (30) days prior written notice to the Trust, assume such duties and functions itself. In such event, CMA shall have all of the rights and obligations of CMS hereunder. However, whether or not CMA assumes such duties and functions, CMA guarantees the performance of CMS hereunder and shall be responsible financially and otherwise to the Trust for the performance by CMS of its obligations under this Agreement.

2. Compensation. Each Trust shall pay to CMS, or to such person(s) as CMS may from time to time instruct, for services rendered and costs incurred in connection with the performance of duties hereunder, such compensation and reimbursement as may from time to time be approved by vote of the Trustees of the Trust.

         Schedule B hereto sets forth the compensation and reimbursement arrangements to be effective as of the date of this Agreement, and the treatment of all interest earned with respect to balances in the accounts maintained by CMS referred to in Sections 6, 10 and 11 of this Agreement, net of any charges imposed by the bank(s) at which CMS maintains such accounts.

3. Copies of Documents. Each Trust will furnish CMS with copies of the following documents: the Declaration of Trust of the Trust and all amendments thereto; and the Trust's

Registration Statement as in effect on the date hereof under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all amendments or supplements thereto hereafter filed. The Prospectus(es) and Statement(s) of Additional Information contained in such Registration Statement, as from time to time amended and supplemented, together are herein collectively referred to as the "Prospectus."

4. Share Certificates. If the Trustees of a Trust shall have resolved that all of the Trust's (or a particular Fund's) shares of beneficial interest, or all of the shares of a particular series or class of such shares, shall be issued in certificated form, CMS shall maintain a sufficient supply of blank share certificates representing such shares, in the form approved from time to time by the Trustees of the Trust. Such blank share certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Trust, and shall bear the seal or facsimile thereof of the Trust; and notwithstanding the death, resignation or removal of any officer of the Trust authorized to sign such share certificates, CMS may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust.

5. Lost or Destroyed Certificates. In case of the alleged loss or destruction of any shareholder certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished to CMS an affidavit of loss or non-receipt by the holder of shares with respect to which a certificate has been lost or destroyed, supported by an appropriate bond satisfactory to CMS and the Trust issued by a surety company satisfactory to CMS.

6. Receipt of Funds for Investment. CMS will maintain one or more accounts with its cash management bank into which it will deposit funds payable to CMS as agent for, or otherwise identified as being for the account of, the Funds or the Distributor, prior to crediting such funds to the respective accounts of the Funds and the Distributor. Thereafter, CMS will determine the amount of any such funds due a Fund (equal to the number of Fund shares sold by the Fund computed pursuant to paragraph 7 hereof, multiplied by the net asset value of a Fund share next determined after receipt of such purchase order) and the Distributor (equal to the sales charge applicable to such sale computed pursuant to paragraph 9 hereof), respectively, deposit the portion due the Distributor in its account as may from time to time be designated by the Distributor, deposit the net amount due the Fund in the Fund's account with its custodian (the "Custodian"), notify the Distributor (such notification to the Distributor to include the amount of such sales charge to be remitted by the Distributor to the dealer participating in the sale, computed pursuant to paragraph 9 hereof) and the Fund, respectively, of such deposits, such notification to be given as soon as practicable on the next business day stating the total amount deposited to said accounts during the previous business day. Such notification shall be confirmed in writing.

7. Shareholder Accounts. Upon receipt of any funds referred to in paragraph 6 hereof, CMS will compute the number of shares purchased by the shareholder according to the net asset value of Fund shares next determined after such receipt less the applicable sales charge, calculated pursuant to paragraph 9 hereof; and

(a) in the case of a new shareholder, open and maintain an open account for such shareholder in the name or names set forth in the subscription application form;

(b) if the Trustees of a Trust have resolved that all of the Trust's shares of beneficial interest, or all of the shares of a particular series or class, shall be issued in certificated form, and if specifically requested in writing by the shareholder, countersign, issue and mail, by first class mail, to the shareholder at his or her address set forth in the shareholder records of the Trust maintained by CMS a share certificate for full shares purchased.

(c) send to the shareholder a confirmation indicating the amount of full and fractional shares purchased (in the case of fractional shares, rounded to three decimal places) and the price per share; and

(d) in the case of a request to establish an accumulation plan, withdrawal plan, group plan or other plan or program being offered by the Fund's Prospectus, open and maintain such plan or program for the shareholder in accordance with the terms thereof;

all subject to any reasonable instructions which the Distributor or each Trust may give to CMS with respect to rejection of orders for shares.

8. Unpaid Checks. In the event that any check or other order for payment of money on the account of any shareholder or new investor is returned for any reason, CMS will take such steps, including imposition of a reasonable processing or handling fee on such shareholder or investor, as CMS may, in CMS's discretion, deem appropriate, or as each Trust or the Distributor may instruct CMS.

9. Sales Charge. In computing the number of shares to credit to the account of a shareholder pursuant to paragraph 7 hereof, CMS will calculate the total of the applicable Distributor and representative sales charges, commission or other amount, if any, with respect to each purchase as set forth in the Prospectus and in accordance with any notification filed with respect to combined and accumulated purchases. CMS will also determine the portion of each sales charge, commission or other amount, if any, payable by the Distributor to the dealer or other amount, payable by the Distributor to the dealer participating in the sale in accordance with such schedules as are from time to time delivered by the Distributor to CMS.

10. Dividends and Distributions. Each Trust will promptly notify CMS of the declaration of any dividends or distribution with respect to Fund shares, the amount of such dividend or distribution, the date each such dividend or distribution shall be paid, and the record date for determination of shareholders entitled to receive such dividend or distribution. As Dividend Disbursing Agent, CMS will, on or before the payment date of any such dividend or distribution, notify the Custodian of the estimated amount of cash required to pay such dividend or distribution, and each Trust agrees that on or before the mailing date of such dividend or distribution it will instruct the Custodian to make available to CMS sufficient funds therefor in the dividend and distribution account maintained by CMS with the Custodian. As Dividend Disbursing Agent, CMS will prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and, in the case of shareholders entitled to receive additional shares by reason of any such dividend or distribution, CMS will make appropriate credits to their accounts and prepare and mail to shareholders a confirmation statement and, if required, a certificate in respect of such additional shares.

11. Repurchase and Redemptions. CMS will receive and stamp with the date of receipt all certificates and requests delivered to CMS for repurchase or redemption of shares and CMS will process such repurchases as agent for the Distributor and such redemptions as agent for each Trust as follows:

(a) If such certificate or request complies with standards for repurchase or redemption approved from time to time by the Trust, CMS will, on or prior to the seventh calendar day succeeding the receipt of any such request for repurchase or redemption in good order, deposit any contingent deferred sales charge ("CDSC") due the Distributor in its account with such bank as may from time to time be designated by the Distributor and pay to the shareholder from funds deposited by the Trust from time to time in the repurchase and redemption account maintained by CMS with its cash management bank, the appropriate repurchase or redemption price, as the case may be, as set forth in the Prospectus;

(b) If such certificate or request does not comply with said standards for repurchase or redemption as approved by the Trust, CMS will promptly notify the shareholder of such fact, together with the reason therefor, and shall effect such repurchase or redemption at the price in effect at the time of receipt of documents complying with said standards, or, in the case of a repurchase, at such other time as the Distributor, as agent for the Trust, shall so direct; and

(c) CMS shall notify the Trust and the Distributor as soon as practicable on each business day of the total number of Fund shares covered by requests for repurchase or redemption which were received by CMS in proper form on the previous business day, and shall notify the Distributor of deposits to its account with respect to any CDSC, such notification to be confirmed in writing.

12. Exchanges and Transfers. Upon receipt by CMS of a request to exchange Fund shares held in a shareholder's account for shares of another Fund, CMS will verify that the exchange request is made by authorized means and will process a redemption and corresponding purchase of shares in accordance with each Trust's redemption and purchase policies and in accordance with the redemption and purchase provisions of this Agreement. Upon receipt by CMS of a request to transfer Fund shares, and receipt of a share certificate for transfer or an order for the transfer of uncertificated shares, in either case with such endorsements, instruments of assignment or evidence of succession as CMS may require and accompanied by payment of any applicable transfer taxes, and satisfaction of any conditions contained in the Trust's Declaration of Trust, By-Laws, and Prospectus, CMS will record the transfer of ownership of such shares in the appropriate records and will process the transfer in accordance with the Trust's transfer policies and will open an account for the transferee, if a new shareholder, in accordance with the provisions of this Agreement.

13. Systematic Withdrawal Plans. CMS will administer systematic withdrawal plans pursuant to the provisions of withdrawal orders duly executed by shareholders and the relevant Fund's Prospectus. Payments upon such withdrawal orders shall be made by CMS from the appropriate account maintained by the Trust with the Custodian. Prior to the payment date CMS will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the relevant Fund's Prospectus.

14. Letters of Intent and Other Plans. CMS will process such letters of intent for investing in Fund shares as are provided for in the Prospectus, and CMS will act as escrow agent pursuant to the terms of such letters of intent duly executed by shareholders. CMS will make appropriate deposits to the account of the Distributor for the adjustment of sales charges as therein provided and will currently report the same to the Distributor, it being understood, however, that computations of any adjustment of sales charge shall be the responsibility of the Distributor or the Trust. CMS will process such accumulation plans, group programs and other plans or programs for investing in shares as are provided for in the Prospectus. In connection with any such plan or program, and with withdrawal plans described in paragraph 12 hereof, CMS will act as plan agent for shareholders and in so acting shall not be the agent of the Trust.

15. Tax Returns and Reports. CMS will prepare, file with the Internal Revenue Service and any other federal, state or local governmental agency which may require such filing, and, if required, mail to shareholders such returns for reporting dividends and distributions paid by the Funds as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, and CMS will withhold such sums as are required to be withheld under applicable Federal and state income tax laws, rules and regulations.

16. Record Keeping. CMS will maintain records, which at all times will be the property of the respective Trust and available for inspection by the Trust and Distributor, showing for each shareholder's account the following:

(a) Name, address and United States taxpayer identification or Social Security number, if provided (or amounts withheld with respect to dividends and distributions on shares if a taxpayer identification or Social Security number if not provided);

(b) Number of shares held and number of shares for which certificates have been issued;

(c) Historical information regarding the account of each shareholder, including dividends and distributions paid, if any, and the date and price for all transactions on a shareholder's account;

(d) Any stop or restraining order placed against a shareholder's account;

(e) Information with respect to withholdings of taxes on dividends paid to foreign accounts; and

(f) Any instruction as to letters of intent, record address, and any correspondence or instructions or privileges (such as a telephone exchange privilege), relating to the current maintenance of a shareholder's account.

         In addition, CMS will keep and maintain on behalf of the respective Trust all records which the Trust or CMS is required to keep and maintain pursuant to any applicable statute, rule or regulation, including without limitation, Rule 31(a)-1 under the Investment Company Act of 1940, relating to the maintenance of records in connection with the services to be provided hereunder. CMS shall be obligated to maintain at its expense only those records necessary to carry out its duties hereunder and the remaining records will be preserved at the Trust's expense for the periods prescribed by law.

17. Other Information Furnished. CMS will furnish to each Trust and the Distributor such other information, including shareholder lists and statistical information as may be agreed upon from time to time between CMS and the Trust. CMS shall notify each Trust of any request or demand to inspect the share records books of the Trust and will act upon the instructions of the Trust as to permitting or refusing such inspection.

18. Shareholder Inquiries. CMS will respond promptly to written correspondence from shareholders, registered representatives of broker-dealers engaged in selling Fund shares, the Trust and the Distributor relating to its duties hereunder, and such other correspondence as may from time to time be mutually agreed upon between CMS and each Trust. CMS also will respond to telephone inquiries from shareholders with respect to existing accounts.

19. Communications to Shareholders and Meetings. CMS will determine all shareholders entitled to receive, and will address and mail, all communications by a Trust to its shareholders, including quarterly and annual reports to shareholders, proxy material for meetings of shareholders and periodic communications to shareholders. CMS will receive, examine and tabulate return proxy cards for meetings of shareholders and certify the vote to the Trust.

20. Insurance. CMS will not reduce or allow to lapse any of its insurance coverage from time to time in effect, including but not limited to Errors and Omissions, Fidelity Bond and Electronic Data Processing coverage, without the prior written consent of each Trust.

21. Duty of Care and Indemnification. CMS will at all times use reasonable care and act in good faith in performing its duties hereunder. CMS will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including without limitation, acts of civil or military authority, national or state emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply.

         CMS may rely on certifications of the Secretary, any Assistant Secretary, the President, any Vice President, the Treasurer or any Assistant Treasurer of a Trust as to proceedings or facts in connection with any action taken by the shareholders or Trustees of that Trust, and upon instructions not inconsistent with this Agreement from the President, any Vice President, the Treasurer or any Assistant Treasurer of that Trust. CMS may apply to counsel for a Trust, at the Trust's expense, or its own counsel for advice whenever it deems expedient. With respect to any action taken on the basis of such certifications or instructions or in accordance with the advice of counsel for instructions or in accordance with the advice of counsel for a Trust, the Trust will indemnify and hold harmless CMS from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses).

         Each Trust will indemnify CMS against and hold CMS harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) in respect to any claim, demand, action or suit not resulting from CMS's bad faith or negligence and arising out of, or in connection with, its duties on behalf of the Trust under this Agreement.

         CMS shall also be indemnified and held harmless by each Trust against any loss, claim, damage, liability and expenses (including reasonable counsel fees and expenses) by reason of any act done by it in good faith and in reliance upon any instrument or certificate for shares believed by it (a) to be genuine and (b) to be signed, countersigned or executed by any person or persons authorized to sign, countersign, or execute such instrument or certificate.

         In any case in which a party to this Agreement may be asked to indemnify or hold harmless the other party hereto, the party seeking indemnification shall advise the other party of all pertinent facts concerning the situation giving rise to the claim or potential claim for indemnification, and each party shall use reasonable care to identify and notify the other promptly concerning any situation which presents or appears likely to present a claim for indemnification.

22. Employees. CMS is responsible for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others caused by such agents or employees. CMS assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         CMS shall maintain at its own expense insurance against public liability in a reasonable amount.

23. AML/CIP. CMS agrees to provide anti-money laundering services to each Trust and to operate the Trust's customer identification program, in each case in accordance with the written procedures developed by CMS and adopted or approved by the Trustees of the Trust and with applicable law and regulation.

24. Termination. This Agreement shall continue indefinitely until terminated (with respect to that Trust) by not less than ninety (90) days' written notice given by a Trust to CMS or, by six (6) months written notice given by CMS to the Trust. Upon termination hereof, the relevant Trust shall pay such compensation as may be due to CMS as of the date of such termination.

25. Successors. In the event that (i) in connection with termination of this Agreement a successor to any of CMS's duties or responsibilities hereunder is designated by a Trust by written notice to CMS, or (ii) CMA exercises its prerogative under paragraph 1 hereof to assume the duties and functions of CMS hereunder, CMS shall promptly, at the expense of the Trust (in the case of an event described in (i) above), transfer to such successor or CMA, as the case may be, a certified list of the shareholders of the Funds (with name, address and taxpayer identification or Social Security number), and historical record of the account of each shareholder and the status thereof, all other relevant books, records, correspondence and other data established or maintained by CMS under this Agreement in form reasonably acceptable to the Trust (if such form differs from the form in which CMS has maintained the same, the Trust shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from CMS's personnel in the establishment of books, records and other data by such successor or CMA. CMS shall, in the case of an event described in (i) above, be entitled to reasonable compensation and reimbursement of its out-of-pocket expenses in respect of assistance provided in accordance with the preceding sentence. Also, in the event of the termination of this Agreement, to the extent permitted by the agreements or licenses described below, CMS and CMA shall, if requested by the Trustees of the Trust, assign to any entity wholly owned, directly or indirectly, by Columbia Management Group, Inc. (or its successors) or by the Trust, or any of them, all of their rights under any existing agreements to which either of them is a party and pursuant to which either has a right to have access to data processing capability in connection with the services contemplated by this Agreement and under any licenses to use third-party software in connection with the services contemplated by this Agreement and under any licenses to use third-party software in connection therewith, and in connection with such assignment shall grant to the assignee an irrevocable right and license or sublicenses, on a non-exclusive basis, to use any software used in connection therewith and, on an exclusive basis, any proprietary rights or interest which it has under such agreements or licenses.

26. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by CMS or CMA under this Agreement, either CMS or CMA may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers and employees and (ii) subcontractors selected by it, provided that it shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided in this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by CMS, CMA or such parties, except to the extent specifically provided otherwise in this Agreement.

27. Confidentiality. Each of CMS and CMA agrees on behalf of itself and its employees to treat confidentially and as proprietary information of each Trust all records and other information relative to the Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties under this Agreement, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where CMS or CMA may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

28. Compliance. Each of CMS and CMA agree to comply with all applicable federal, state and local laws and regulations, codes, orders and government rules in the performance of its duties under this Agreement. Each of CMS and CMA agree to provide each Trust with such certifications, reports and other information as the Trust may reasonably request from time to time to assist it in complying with, and monitoring for compliance with, applicable laws, rules and regulations.

29. Miscellaneous. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

         The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         A copy of the Agreement and Declaration of Trust of the Trusts that are organized as Massachusetts business trusts, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts, and a copy of the Agreement and Declaration of Trust of the Trust that is organized as an Oregon business trusts, as amended or restated from time to time, is on file with the Secretary of State of Oregon, and notice is hereby given that this Agreement is executed on behalf of each of these Trusts by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust. Furthermore, notice is given that the assets and liabilities of each series of each Trust is separate and distinct and that the obligations of or arising out of this Agreement with respect to the series of each Trust are several and not joint, and to the extent not otherwise reasonably allocated among such series by the Trustees of the Trust, shall be deemed to have been allocated in accordance with the relative net assets of such series, and CMS and CMA agree not to proceed against any series for the obligations of another series.

            [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

         COLUMBIA FUNDS TRUST I on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST II on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST III on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST IV on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST V on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST VI on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST VII on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST VIII on behalf of its series listed on Schedule A COLUMBIA FUNDS SERIES TRUST I on behalf of its series listed on
            Schedule A
         COLUMBIA FUNDS TRUST XI on behalf of its series listed on
            Schedule A
         CMG FUND TRUST on behalf of its series listed on Appendix I
         LIBERTY VARIABLE INVESTMENT TRUST on behalf of its series listed on
            Schedule A
         STEINROE VARIABLE INVESTMENT TRUST on behalf of its series listed on Schedule A
         COLUMBIA BALANCED FUND, INC.
         COLUMBIA DAILY INCOME COMPANY
         COLUMBIA FIXED INCOME SECURITIES FUND, INC.
         COLUMBIA HIGH YIELD FUND, INC.
         COLUMBIA INTERNATIONAL STOCK FUND, INC.
         COLUMBIA MID CAP GROWTH FUND, INC.
         COLUMBIA OREGON MUNICIPAL BOND FUND, INC.
         COLUMBIA REAL ESTATE EQUITY FUND, INC.
         COLUMBIA SHORT TERM BOND FUND, INC.
         COLUMBIA SMALL CAP GROWTH FUND, INC.
         COLUMBIA STRATEGIC INVESTOR FUND, INC.
         COLUMBIA TECHNOLOGY FUND, INC.

         By:/s/Christopher Wilson
              Name:  Christopher Wilson
              Title: President


                       COLUMBIA MANAGEMENT SERVICES, INC.

         By:/s/Stephen T. Welsh
              Name:  Stephen T. Welsh
              Title: President


                        COLUMBIA MANAGEMENT ADVISORS, LLC

         By:/s/J. Kevin Connaughton
              Name:  J. Kevin Connaughton
              Title: Managing Director

                                   SCHEDULE A

                    Trusts                       Funds


Columbia Funds Trust I                           Columbia High Yield Opportunity Fund
Columbia Funds Trust II                          Columbia Greater China Fund
                                                 Columbia Money Market Fund
Columbia Funds Trust III                         Columbia Liberty Fund
                                                 Columbia World Equity Fund
                                                 Columbia Core Bond Fund
Columbia Funds Trust IV                          Columbia Tax-Exempt Insured Fund
                                                 Columbia Utilities Fund
                                                 Columbia Municipal Money Market Fund
Columbia Funds Trust V                           Columbia Connecticut Tax-Exempt Fund
                                                 Columbia Massachusetts Tax-Exempt Fund
                                                 Columbia New York Tax-Exempt Fund
                                                 Columbia U.S. Treasury Index Fund
                                                 Columbia Massachusetts Intermediate Municipal Bond Fund
                                                 Columbia Connecticut Intermediate Municipal Bond Fund
                                                 Columbia New Jersey Intermediate Municipal Bond Fund
                                                 Columbia New York Intermediate Municipal Bond Fund
                                                 Columbia Rhode Island Intermediate Municipal Bond Fund
Columbia Funds Trust VI                          Columbia Small Cap Value Fund I
Columbia Funds Trust VIII                        Columbia Income Fund
                                                 Columbia Intermediate Bond Fund
Columbia Funds Series Trust I                    Columbia Strategic Income Fund
                                                 Columbia High Yield Municipal Fund
                                                 Columbia Federal Securities Fund
                                                 Columbia International Stock Fund
                                                 Columbia Tax-Managed Growth Fund
                                                 Columbia California Tax-Exempt Fund
                                                 Columbia Intermediate Municipal Bond Fund
                                                 Columbia Tax-Exempt Fund
Columbia Funds Trust XI                          Columbia Young Investor Fund
                                                 Columbia Growth Stock Fund
                                                 Columbia Asset Allocation Fund
                                                 Columbia Dividend Income Fund
                                                 Columbia Common Stock Fund
                                                 Columbia Large Cap Growth Fund
                                                 Columbia Disciplined Value Fund
                                                 Columbia Small Cap Core Fund
                                                 Columbia Small Company Equity Fund



CMG Fund Trust                                   CMG Strategic Equity Fund
                                                 CMG Small Cap Fund
                                                 CMG Small/Mid Cap Fund
                                                 CMG International Stock Fund
                                                 CMG Core Bond Fund
                                                 CMG High Yield Fund
                                                 CMG International Bond Fund
                                                 CMG Short Term Bond Fund
                                                 CMG Ultra Short Term Bond Fund
                                                 CMG Intermediate Bond Fund
                                                 CMG Core Plus Bond Fund
                                                 CMG Government Bond Fund
                                                 CMG Mortgage and Asset-Backed Securities Fund
                                                 CMG Small Cap Growth Fund
                                                 CMG Enhanced S&P 500 Index Fund
                                                 CMG Large Cap Value Fund
                                                 CMG Large Cap Growth Fund
                                                 CMG Mid Cap Value Fund
                                                 CMG Mid Cap Growth Fund
                                                 CMG Small Cap Value Fund
Liberty Variable Investment Trust                Columbia International Fund, VS
                                                 Liberty Growth & Income Fund, VS
                                                 Colonial Strategic Income Fund, VS
                                                 Colonial Small Cap Value Fund, VS
                                                 Liberty S&P 500 Index Fund, VS
                                                 Liberty Select Value Fund, VS
                                                 Columbia High Yield Fund, VS
SteinRoe Variable Investment Trust               Liberty Money Market Fund, VS
                                                 Liberty Federal Securities Fund, VS
                                                 Liberty Asset Allocation Fund, VS
                                                 Columbia Large Cap Growth Fund, VS
                                                 Liberty Small Company Growth Fund, VS



                                   SCHEDULE B

Payments under the Agreement to CMS shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred.

Each Fund shall pay to CMS for the services to be provided by CMS under the Agreement an amount equal to the sum of the following:

1. A per account fee as agreed to from time to time by the Fund and CMS; PLUS

2. The Fund's Allocated Share of CMS Reimbursable Out-of-Pocket Expenses; PLUS

3. Sub-Transfer Agency Fees.

In addition, CMS shall be entitled to retain as additional compensation for its services all CMS revenues for fees for wire, telephone, and redemption orders, IRA trustee agent fees and account transcripts due CMS from shareholders of the Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Funds' independent accountants.

Definitions

         "Allocated Share" for any month means that percentage of CMS Reimbursable Out-of-Pocket Expenses which would be allocated to a Fund for such month in accordance with the methodology described below under the heading "Methodology of Allocating CMS Reimbursable Out-of-Pocket Expenses."

         "CMS Reimbursable Out-of-Pocket Expenses" means (i) out-of-pocket expenses incurred on behalf of the Funds by CMS for stationery, forms, postage and similar items and those expenses identified as "Out-of-Pocket Expenses" below and (ii) networking account fees paid to dealer firms by CMS on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, which fees are approved by the Trustees from time to time.

         "Sub-Transfer Agency Fees" means such fees and expenses paid by CMS or its affiliates to third-party dealer firms or transfer agents that maintain omnibus accounts with a Fund as agreed to from time to time by the Fund and CMS.

          "Out-of-Pocket Expenses" also include, but are not limited to, the following items:

                  *        Microfiche/microfilm production
                  *        Magnetic media tapes and freight
                  * Printing costs, including certificates, envelopes, checks and stationery
                  * Postage bulk, pre-sort, ZIP+4, barcoding, first class direct pass through to the Trust

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                  *        Telephone and telecommunication costs, including all
                           lease, maintenance and line costs
                  *        Proxy solicitations, mailings and tabulations
                  *        Daily & Distributions advice mailings
                  *        Shipping, Certified and Overnight mail and insurance
                  *        Year-end forms and mailings
                  *        Duplicating services
                  *        Courier services
                  * Record retention as required by the Trust, retrieval and destruction costs, including, but not limited to, exit fees charged by third party record keeping vendors
                  *        Third party audit reviews
                  * Such other miscellaneous expenses reasonably incurred by CMS in performing its duties and responsibilities under this Agreement.

The Funds agree that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with CMS. In addition, the Funds will promptly reimburse CMS for any other unscheduled expenses incurred by CMS whenever the Funds and CMS mutually agree that such expenses are not otherwise properly borne by CMS as part of its duties under the Agreement.


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Methodology of Allocating CMS Reimbursable Out-of-Pocket Expenses

CMS Reimbursable Out-of-Pocket Expenses are allocated to the Funds as follows:

        A.        Identifiable              Based on actual services
                                            performed and invoiced to a Fund.

        B.        Unidentifiable            Allocation will be based on three
                                            evenly weighted factors.
                                        -        number of shareholder accounts
                                        -        number of transactions
                                        -        average assets